EXHIBIT 3.(ii)


                                     BY-LAWS
                                       OF
                             BISON INSTRUMENTS, INC.

A corporation duly organized under the Laws of the State of Minnesota

Adopted at the annual meeting of the Board of Directors February 28, 1989

                                    ARTICLE I
                                     OFFICES

            Section 1. The registered office of the Corporation shall be at 5708 West 36th Street in the City of St. Louis Park, County of Hennepin, State of Minnesota, and the corporation shall have other offices at such places as the Board of Directors may from time to time determine.

                                   ARTICLE II
                              SHAREHOLDERS' MEETING

            Section 1. PLACE. All meetings shall be held at such location within or without the State of Minnesota, including Canada, as the Board of Directors determines from time to time, except as required by statute.

            Section 2. TIME. Unless otherwise designated by the Board of Directors, the annual meeting of the Shareholders shall be held on the third Tuesday of February each year.

                               NOTICE OF MEETINGS

            Section 3. ANNUAL MEETINGS. Written notice of the Annual Meeting shall be mailed at least ten days prior to the meeting to each Shareholder entitled to vote thereat to the last known address of such Shareholder as same appears upon the books of the Corporation.

            Section 4. SPECIAL MEETINGS. Except as limited by statute, written notice of a Special Meeting of Shareholders stating the time, place, and object thereof, shall be mailed to the last known address of such Shareholders, postage prepaid, at least 10 days before such meeting to each Shareholder entitled to vote thereat.

            Section 5. QUORUM. The presence at any meeting, in person or by proxy, of the holders of a majority of the shares entitled to vote, shall constitute a quorum for the transaction of

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business. Each Shareholder shall be entitled to one vote for each share entitled to vote standing in his name on the books of the Corporation. If, however, such majority shall not be present in person, or by proxy, at any meeting of the Shareholders entitled to vote thereat those present shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until the requisite amount of voting shares shall be represented. At such adjourned meeting at which the required amount of voting shares shall be represented, any business may be transacted which might have been transacted at the meeting as originally notified.

            Section 6. VOTING. At each meeting of the Shareholders, every Shareholder having the right to vote shall be entitled to vote in person, or by proxy, duly appointed by an instrument in writing subscribed by such Shareholder. Each Shareholder shall have one vote for each share having voting power, standing in his name on the books of the Corporation. Upon the demand of any Shareholder the vote for Directors, or the vote upon any question before the meeting, shall be by ballot. All elections shall be had and all questions decided by a Majority vote, except as otherwise required by statute.

            Section 7. CALL OF SPECIAL MEETINGS. Special meetings of the Shareholders for any purpose, or purposes, unless otherwise prescribed by statute, shall be called by:

            a.          The Chairman of the Board.
            b.          The Chief Executive Officer.
            c.          The Chief Financial Officer.
            d.          Two or more Directors.
            e. A shareholder or Shareholders holding 10% or more of the voting power of all shares entitled to vote.

            Such call shall state the purpose or purposes of the proposed meeting.

            Section 8. Business transacted at all special meetings shall be confined to purposes stated in the call.

                                   ARTICLE III
                               BOARD OF DIRECTORS

            Section 1. ELECTION OF DIRECTORS. The property and business of this Corporation shall be managed by its Board of Directors, which shall not be less than three in number. They shall be elected at the annual meeting of the Shareholders by a majority vote and each director shall be elected to serve for one year or until his successor shall have been elected and qualified.

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            Section 2. ANNUAL MEETINGS. The regular and annual meetings of the
Board shall be held without notice at the time and immediately following the adjournment of the Annual Shareholders' meeting, for the purpose of election of officers for the ensuing year and to transact such other business as may properly come before it.

            Section 3. REGULAR MEETINGS. Regular meetings of the Board of Directors shall be held at such time and place (within or without the State of Minnesota, including Canada) as shall from time to time be determined by the Board. Notice of the regular meeting shall be sent to each Director by mail or telegram to his last known address at least ten days prior to the meeting.

            Section 4. SPECIAL MEETINGS. Special Meetings of the Board may be called by the Chief Executive Officer at any time and at any place (within or without the State of Minnesota, including Canada) as determined by the Chief Executive Officer, and shall be called by him whenever required to do so in writing by any member of the Board. Notice of special meetings shall be sent to each Director by mail or telegram to his last known address at least ten days prior to the meeting. A special meeting may be called without notice to the Directors if a full Board convenes and all agree to the holding of the meeting at such time and place and waive all rights to notice thereof. Any action which might be taken at a meeting of the Board of Directors may be taken without a meeting if done in writing, signed by all the Directors.

            Section 6. ABSENT DIRECTORS. A Director may give advanced written consent or opposition to a proposal to be acted on at a Board meeting. If the Director is not present at the meeting, consent or opposition to a proposal does not constitute presence for the purposes of determining the existence of a quorum, but consent or opposition shall be counted as a vote in favor of or against the proposal and shall be entered in the minutes or other record of action at the meeting if the proposal acted upon at the meeting is substantially the same or has substantially the same effect as the proposal to which the director has consented or objected.

                                   ARTICLE IV

            Section 1. ISSUANCE OF SHARES. The Board of Directors are authorized and directed to issue shares of the Corporation, to the full amount authorized by the Articles of Incorporation in

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such amounts and at such times as may be determined by the Board and as may be permitted by law.

            Section 2. TRANSFER OF SHARES. Transfers of shares shall be made on the books of the Corporation only by the person named in the certificate or by attorney, lawfully constituted in writing and upon surrender of the certificate therefor, properly endorsed.

            Section 3. CLOSING OF BOOKS. The Board of Directors may fix a time not exceeding sixty days preceding the date of any meeting of Shareholders, as a record date for the determination of the Shareholders entitled to notice of and to vote at such meeting, notwithstanding any transfer of any shares on the books of the Corporation after any record date so fixed. The Board of Directors may close the books of the Corporation against transfer of shares during the whole or any part of such period.

            Section 4. OTHER POWERS. In addition to the powers and authorities conferred upon them by these By-Laws, the Board of Directors shall have the power to do all lawful acts necessary and expedient to the conduct of the business of the Corporation that are not conferred upon the Shareholders by these By-Laws or by the Articles of Incorporation, or by statute.

                                    ARTICLE V
                                    OFFICERS

            Section 1. The Board of Directors at its first meeting and after each annual meeting of the Shareholders shall elect such of the following officers as the Board deems necessary from time to time:

            a.          Chairman of the Board.
            b.          Vice-Chairman of the Board.
            c.          Chief Executive Officer.
            d.          President and Chief Operating Officer.
            e.          Chief Financial Officer.
            f.          Treasurer.
            g.          Secretary.

            Section 2. OTHER OFFICERS. The Board may appoint such other officers and agents as it shall deem necessary from time to time who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board.

            Section 3. TERMS OF OFFICE. The officers of the Corporation shall hold office for one year or until their

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successors are chosen and qualify in their stead. Notwithstanding earlier termination of their office as Directors, any officer elected or appointed by the Board of Directors may be removed by the affirmative vote of a majority of the whole Board of Directors with or without cause.

            Section 4. SALARIES. The salaries of all the officers and agents of the Corporation shall be determined by the Board of Directors.

            Section 5. CHAIRMAN OF THE BOARD. The Chairman of the Board when present shall preside at all meetings of the Board and of the Shareholders. In the absence of the Chairman of the Board, the Vice-Chairman of the Board shall preside at all meetings of the Board and of the Shareholders. In the absence of the Vice-Chairman of the Board, the President and Chief Executive Officer shall preside at all meetings of the Board and of the Shareholders.

            Section 6. CHIEF EXECUTIVE OFFICER. The Chief Executive Officer shall be the senior corporate officer and all other officers shall be subordinate to him/her. The Chief Executive Officer shall be subordinate tot he Board of Directors and shall:

            a. See that all orders and resolutions of the Board of Directors are carried into effect.
            b. Sign and deliver in the name of the Corporation any deeds, mortgages, bonds, contracts or other instruments pertaining to the business of the Corporation, except in cases in which the authority to sign and deliver such documents is expressly delegated by the Board of Directors to other officers or agents of the Corporation.
            c.          Perform other duties prescribed by the Board.

            Section 7. PRESIDENT AND CHIEF OPERATING OFFICER. The President and Chief Operating Officer shall be subordinate to the Chief Executive Officer and the Board of Directors and shall have general active management of the business of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect. He shall be ex-officio a member of all standing committees, and shall have the general powers and duties of supervision and management usually vested in the office of President of a corporation.

            Section 8. SECRETARY. The Secretary shall attend all sessions of the Board of Directors and all meetings of the Shareholders and record all votes and the minutes of all

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proceedings in a book kept for that purpose and shall perform like duties for the standing committees when required. He shall give, or cause to be given, notice of all meetings of the Shareholder and of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or President, under whose supervision he shall be. He shall be sworn to the faithful discharge of his duty. He shall keep in safe custody the seal of the Corporation, and when authorized by the Board affix the same to any instrument requiring it.

            Section 9. TREASURER. (a)The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate account of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys, and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. (b) He shall disburse the funds of the Corporation as may be ordered by the Board, taking the proper vouchers for such disbursements, and shall render to the President and Directors at the regular meetings of the Board, or whenever they may require it, an account of all his transactions as Treasurer and of the financial condition of the Corporation. (c) He shall give the Corporation a bond as may be required by the Board of Directors and with one or more sureties satisfactory to the Board, for the faithful performance of the duties of his office, and for the restoration of the Corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation.

            Section 10. VACANCIES. If the office of any Director or any officer or agent become vacant by reason of death, resignation, retirement, disqualification, removal from office or otherwise, the Directors then in office, although less than a quorum, by a majority vote may choose a successor or successors who shall hold office for the unexpired term in respect of which such vacancy occurred.

            Section 11. EXECUTIVE COMMITTEE. The Board of Directors may, by unanimous affirmative action of the entire Board, designate two or more of their number to constitute an executive committee which, to the extent determined by unanimous affirmative action of the entire Board, shall have and exercise the authority of the Board in the management of the business of the Corporation. Any such executive committee shall act only in the interval between meetings of the Board, and shall be subject at all times to the control and direction of the Board.

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            Section 12. SEAL. The Corporation shall operate without a corporate seal.

                                   ARTICLE VI
                             CERTIFICATES OF SHARES

            Section 1. The Certificate of shares of this Corporation shall comply with the statutes and shall be registered in the books of the Corporation as they are issued. They shall exhibit the holder's name, number of shares and shall be signed by the President or Vice-President and the Secretary.

            Section 2. LOST CERTIFICATES. Any Shareholder claiming a certificate of shares to be lost or destroyed shall make an affidavit or affirmation of that fact in such form as the Board of Directors may require, and shall, if the Directors so require, give the corporation a bond of indemnity in form and with one or more sureties satisfactory to the Board, in at least double the value of the shares represented by said certificate, whereupon a new certificate may be issued of the same tenor and for the same number of shares as the one alleged to have been lost or destroyed.

                                   ARTICLE VII

            Section 1. INSPECTION OF BOOKS. Shareholders shall be permitted to inspect the books of the Corporation at all reasonable times.

            Section 2. CHECKS. All checks and notes of the Corporation shall be signed by such officers or agents as may from time to time be designated by resolution of the Board of Directors.

            Section 3. THE FISCAL YEAR shall begin the first day of November of each year.

            Section 4. DIVIDENDS OF THE CORPORATION, when earned, may be declared by the Board of Directors at any regular or special meeting. Before payment of any dividends or making any distribution of profits there may be set aside out of the earned surplus of the Corporation such sum or sums as the Directors from time to time in their absolute discretion think proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such purposes as the Directors shall think conducive to the best interests of the Corporation.

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            Section 5. DIRECTORS' ANNUAL STATEMENT. The Board of Directors
shall, at each annual meeting and when called for by a vote of Shareholders, present a full and clear statement of the business and condition of the Corporation.

            Section 6. AMENDMENTS TO BY-LAWS. These By-Laws may be amended or altered by the vote of a majority of the whole Board of Directors at any meeting, provided that notice of such proposed amendments shall have been given in the notice given to the Directors is subject to the powers of the shareholders to change or repeal such By-Laws by a majority vote of the shareholders present and represented an any annual meeting or at any special meeting called for that purpose, and the Board of Directors shall not make or alter any By-Laws fixing their number, qualification or term of office.

                                  ARTICLE VIII

            Each Director, or Officer, whether or not then in office, shall be indemnified and reimbursed by the Corporation against loss, cost and/or expenses reasonably incurred or imposed upon him or her in connection with or arising out of any act for which the Corporation is entitled to reimbursement or indemnification from any insurance carrier or other third party as a result of said act, indemnification or reimbursement and also whenever the Director or Officer can prove (1) that he or she acted in good faith, and (2) to the extent that said good faith act did not result in any personal gain to that Officer or Director.

            The undersigned Secretary of Bison Instruments, Inc. hereby certifies that the above By-Laws constitute the By-Laws of Bison Instruments, Inc. as adopted at the annual meeting of the Board of Directors on February 29, 1989.


DATED:      April 2, 1991                       /s/ Bart Hazleton
            -------------                       --------------------------
                                                Bart Hazleton, President

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